UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2013, Spherix Incorporated (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated April 2, 2013 (the “Merger Agreement”) with Nuta Technology Corp., the Company’s wholly owned subsidiary, and North South Holdings, Inc. (“North South”).  Pursuant to the terms of the Amendment, the Company will issue 1,203,153 shares of the Company’s common stock and 1,379,685 shares of the Company’s Series D Preferred Stock,  each of which is convertible into 10 shares of common stock.

Additionally, of the consideration paid, 555,072 shares of common stock and 94,493 shares of Series D Preferred Stock shall be paid into escrow for a period of one-year  to cover certain indemnification obligations. The Company also  agreed to file a Current Report on Form 8-K following the closing of the merger within the time period proscribed by the Securities Exchange Act of 1934, as amended, disclosing any additional material non-public information that may have been disclosed to any North-South shareholders prior to the merger.

TEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	First Amendment to Agreement and Plan of Merger dated August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 4, 2013

SPHERIX INCORPORATED

By:	/s/ Harvey Kesner
Name: Harvey Kesner
Title: Interim Chief Executive Officer